Exhibit 21

                       General DataComm Industries, Inc.
                         Subsidiaries of the Registrant


                                                                   Percentage
                                     State or                      of Voting
                                     Jurisdiction of               Securities
Subsidiaries                         Incorporation                 Owned
____________                         ________________              ___________

General DataComm, Inc.                 Delaware                        100%
GDC Federal Systems, Inc.              Delaware                        100%
DataComm Leasing Corporation           Delaware                        100%
DataComm Rental Corporation (1)        Delaware                        100%
General DataComm Ltd.                  Canada                          100%
General DataComm Limited               United Kingdom                  100%
General DataComm International
  Corporation                          Delaware                        100%
General DataCommunications,
  Industries, B.V. (1)                 Netherlands                     100%
GDC Realty, Inc. (1)                   Texas                           100%
GDC Naugatuck, Inc.                    Delaware                        (2)
General DataComm Pty. Limited          Australia                       100%
General DataComm de Mexico
  S.A. de C.V.                         Mexico                          100% (3)
General DataComm France SARL           France                          100%
General DataComm Pte Ltd.              Singapore                       100%
General DataComm de
  Venezuela, C.A. (1)                  Venezuela                       100%
General DataComm Advanced Research
  Centre Limited                       United Kingdom                  95% (4)
General DataComm Industries GmbH       Germany                         100%
General DataComm CIS                   Russia                          100%
General DataComm China, Ltd.(1)        Delaware                        (5)
General DataComm do Brasil Ltda, S.C.  Brazil                          100%
Vital Network Services, Inc.           Delaware                        100%

_________________
(1)  Currently inactive.
(2)  Wholly owned by GDC Realty, Inc.
(3)  One share, less than 1%, owned by General DataComm International
     Corporation.
(4)  5% owned by General DataComm International Corporation.
(5)  Wholly owned by General DataComm International Corporation.